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                                                                   EXHIBIT 99.13

                            Consent of Person Named
                         As About to Become a Director


   Pursuant to Rule 438 promulgated under the Securities Act of 1933, I, Stephen
F. Bollenbach, hereby consent to be named as a person about to become a director of AOL Time Warner Inc. in the Registration Statement on Form S-4 of AOL Time Warner Inc., initially filed with the Securities and Exchange Commission on February 11, 2000, and any amendments thereto.


Dated:  April 14, 2000


                                                /s/ Stephen F. Ballenbach
                                                -------------------------
                                                    Stephen F. Ballenbach